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                                                                    Exhibit 21.1






                                MID OCEAN LIMITED
                                       AND
                                  SUBSIDIARIES



                                                                  % Beneficial             Jurisdiction
                                                                  Ownership by                       of
                                                              Immediate Parent            Incorporation
                                                              ----------------            -------------
Mid Ocean Limited                                                           --           Cayman Islands

    Mid Ocean Reinsurance Company Ltd                                      100                  Bermuda
       Baltusrol Holdings Limited                                           51                  Bermuda
          Dornoch Limited                                                  100           United Kingdom
          County Down Limited                                              100           United Kingdom

       Brockbank Holdings Limited                                           51           United Kingdom
           Brockbank Underwriting Limited                                  100           United Kingdom
              Brockbank Syndicate  Management Limited                      100           United Kingdom
                  Admiral Insurance Services Limited                       80            United Kingdom
                    Admiral Services (Europe) Limited                      100           United Kingdom
                    Able Insurance Services Limited                        100           United Kingdom
              Brockbank Personal Lines Limited                             100           United Kingdom
                 Zenith Policy Services Limited                            100           United Kingdom
              Cassidy Brockbank Limited                                    100           United Kingdom
              Brockbank Dedicated Insurance Limited                        100           United Kingdom
              Brockbank Financial Services Limited                         100           United Kingdom


       Mid Ocean Reinsurance Consulting GmbH                               100                  Germany